UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500
Dallas, Texas 75219

(Address of Principal Executive Offices)
(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 9, 2014, RSP Permian, L.L.C., a wholly-owned subsidiary of RSP Permian, Inc., Comerica Bank, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”).  The Amendment amends the Amended and Restated Credit Agreement, dated September 10, 2013 (as amended, the “Credit Agreement”), by and among RSP Permian, L.L.C., as borrower, the Administrative Agent and the lenders party thereto to, among other things, increase the borrowing base under the Credit Agreement from $300 million to $375 million.  The increase to the borrowing base resulted from the semiannual borrowing base redetermination under the Credit Agreement.

The foregoing description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit number	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated June 9, 2014, by and among RSP Permian, L.L.C., as borrower, Comerica Bank, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ Scott McNeill
Scott McNeill
Chief Financial Officer and Director

Dated:  June 9, 2014

INDEX TO EXHIBITS

Exhibit number	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated June 9, 2014, by and among RSP Permian, L.L.C., as borrower, Comerica Bank, as administrative agent, and the lenders party thereto.